Exhibit 10.1

Amendment No. 2 to Amended and Restated Clinical Collaboration and Supply Agreement

Reference is hereby made to the Clinical Collaboration and Supply Agreement, dated July 22, 2020, as amended via the Amended and Restated Clinical Collaboration and Supply Agreement, dated January 13, 2022, and the Amendment No. 1 to Amended and Restated Clinical Collaboration and Supply Agreement, dated October 5, 2023 (collectively the “Agreement”), by and between Olema Pharmaceuticals, Inc., a Delaware corporation, having a place of business at 780 Brannan Street, San Francisco, CA 94103 (“Olema”), and Novartis Institutes for BioMedical Research, Inc., a Delaware corporation, having a place of business at 181 Massachusetts Avenue, Cambridge, MA 02139 (“Novartis”).

WHEREAS, Olema and Novartis (each, a “Party” and collectively, the “Parties”) entered into the Agreement for the purpose of setting forth the Parties’ respective rights and obligations in connection with the performance of a Combined Therapy Clinical Trial;

WHEREAS, the Parties hereby wish to amend the Development Plan and Protocol Synopsis to add an additional 15 patients to be enrolled in the 90 mg cohort to within the dose phase of the palazestrant (OP-1250) in combination with ribociclib study arm in the Combined Therapy Clinical Trial, and make such other changes to the Agreement as set forth via this Amendment No. 2 to Amended and Restated Clinical Collaboration and Supply Agreement (the “Amendment No. 2”);

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties mutually agree as follows:

1.
The Development Plan in Appendix A of the Agreement is hereby deleted in its entirety and replaced with Exhibit A to this Amendment No. 2. All references to the Development Plan in the Agreement shall be deemed to reference the Development Plan set forth in Exhibit A hereto.
2.
The Protocol Synopsis in Appendix D of the Agreement is hereby deleted in its entirety and replaced with Exhibit B to this Amendment No. 2. All references to the Protocol Synopsis in the Agreement shall be deemed to reference the Protocol Synopsis set forth in Exhibit B hereto.

This Amendment No. 2 is effective as of March 21, 2024 (the “Amendment No. 2 Effective Date”), such that the Agreement will be deemed to be in continuous force and effect, and will be deemed to be an integral part of the Agreement. Any initially capitalized terms not otherwise defined herein shall have the meanings given in the Agreement. Except as expressly amended hereby, all terms of the Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment No. 2 may be executed by facsimile or electronic (e.g., pdf) signatures and such signatures shall be deemed to bind each Party hereto as if they were original signature. This Amendment No. 2 shall be governed and construed in accordance with the internal laws of the State of New York, USA, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to become effective as of the Amendment Effective Date.

Novartis Institutes for BioMedical Research, Inc.		Olema Pharmaceuticals, Inc.

By:	/s/ Alice Shaw	By:	/s/ Sean Boehn
Name:	Alice Shaw	Name:	Sean Bohen
Title:	Global Head of Translational Clinical Oncology	Title:	CEO and President

Exhibit A

DEVELOPMENT PLAN AND SUPPLY FORECAST

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Exhibit B

PROTOCOL SYNOPSIS

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